SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

PACTIV CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-15157	36-2552989
(Commission File Number)	(IRS Employer Identification No)

1900 West Field Court, Lake Forest, Illinois 60045
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (847) 482-2000

Item 8.01. Other Events

On February 23, 2010, the Company issued a press release announcing an agreement to acquire the stock of PWP Industries. This press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by this reference.

On February 23, 2010, the Company issued a press release announcing that its board of directors has increased its share repurchase authorization by 10 million shares.  This press release, filed as Exhibit 99.2 to this Current Report on Form 8-K, is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated February 23, 2010
99.2	Press Release dated February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2010

PACTIV CORPORATION

By:	/s/ Joseph E. Doyle
Joseph E. Doyle
Vice President and General Counsel